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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ameritrade Holding Corporation on Form S-3 of our report dated October 27, 1998 on the financial statement schedule, included in the Annual Report on Form 10-K/A of Ameritrade Holding Corporation for the year ended September 25, 1998, and to the use of our report dated October 27, 1998 (June 21, 1999 as to Note
11), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP


Omaha, Nebraska
June 21, 1999